SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

E-FUTURE INFORMATION TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

e-Future Information Technology Inc.

3/F, Tower E2, Orient Plaza

No. 1 East Chang An Avenue

Dong Cheng District

Beijing 100738, People’s Republic of China

86-10-51650998

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-126007 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, $0.0756 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form F-1, No. 333-126007 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2005. The section containing these descriptions is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (1)

4.1	Specimen Stock Certificate of the Registrant (2)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (333-126007)

(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (333-126007).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EFUTURE INFORMATION TECHNOLOGY INC.

By:	/s/ Adam Yan
Adam Yan
Chairman and Chief Executive Officer

Dated: June 23, 2005

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (1)

4.1	Specimen Stock Certificate of the Registrant (2)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (333-126007)

(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (333-126007).